As filed with the Securities and Exchange Commission on January 28, 2011

Registration No. 333-151784

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Triangle Petroleum Corporation

(Exact name of registrant as specified in its charter)

Nevada	98-0430762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2007 Incentive Stock Option Plan

(full title of the plan)

Peter J. Hill

Chief Executive Officer

Triangle Petroleum Corporation

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE; DEREGISTRATION OF SECURITIES

Triangle Petroleum Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) in order to withdraw and remove from registration the unissued and unsold shares of common stock of the Registrant previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (File No. 333-151784), as amended (the “Registration Statement”), related to its 2007 Incentive Stock Option Plan (the “Plan”).

This Post-Effective Amendment hereby amends the Registration Statement to deregister the unissued and unsold shares of common stock of the Registrant registered under the Registration Statement. As a result of this deregistration, no shares of common stock of the Registrant issuable under the Plan remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on January 26, 2011.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Peter Hill
Peter Hill
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Hill	Chief Executive Officer (Principal Executive Officer)	January 26, 2011
Peter Hill	and Director

/s/ Jonathan Samuels	Chief Financial Officer (Principal Financial Officer and	January 26, 2011
Jonathan Samuels	Principal Accounting Officer)

/s/ F. Gardner Parker	Director	January 26, 2011
F. Gardner Parker

/s/ Stephen A. Holditch	Director	January 26, 2011
Stephen A. Holditch

/s/ Randal Matkaluk	Director	January 26, 2011
Randal Matkaluk